EXHIBIT 21

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

2309 Realty Corporation

3130827 CANADA INC.

345 Park Corporation

77 Wilson St., Corp.

A.G. Medical Services, P.A.

Alive & Well, Inc.

Allard Laboratories, Inc.

Allard Labs Acquisition LLC

Allied Medical Services (UK) Ltd.

AMCARE Limited

Apothecon, Inc.

Apothecon, S.L.

B-MS GeneRx

Bioenhance Medicines, Inc.

Blisa Acquisition LLC

Blisa, Inc.

BMS Alpha Bermuda Manufacturing Finance Ltd.

BMS Antilles

BMS Bermuda Holdings Ltd.

BMS Bermuda Nominees L.L.C.

BMS Holdings Spain, S.L.

BMS Holdings(France)

BMS Investco SAS

BMS Latin American Nominees L.L.C.

BMS Limited

BMS Luxembourg Partners, L.L.C.

BMS Mexico Holdings L.L.C.

BMS Mexico International Holdings, GmbH

BMS Music Company

BMS Omega Bermuda Holdings Finance Ltd.

BMS Pharmaceutical Korea Limited

BMS Pharmaceuticals Asia Holdings B.V.

BMS Pharmaceuticals Germany Holdings B.V.

BMS Pharmaceuticals International Holdings Netherlands B.V.

BMS Pharmaceuticals Mexico Holdings B.V.

BMS Pharmaceuticals Netherland Holdings B.V.

BMS Pharmaceuticals Worldwide Holdings Netherlands B.V.

BMS Spain Investments, Inc.

BMS Swiss Holdings L.L.C.

BMS U.S. Holdings Spain Inc.

BMS-Generiques SAS

BMSF SAS

BMSIC Pharma Handels GmbH & Co. KG

BMSIC Pharma-Handels Verwaltungs GmbH

Boclaro Inc.

Bristol (Iran) S.A.

Bristol Arzneimittel G.m.b.H.

Bristol Caribbean, Inc.

Bristol Foundation

Bristol Iran Private Company Limited

Bristol Laboratories Corporation

Bristol Laboratories Inc.

Bristol Laboratories International, S.A.

Bristol Laboratories Medical Information Systems Inc.

Bristol Pharmaceuticals Y.K.

Bristol-Myers (Andes) L.L.C.

Bristol-Myers (Bangladesh) Inc.

Bristol-Myers (Private) Limited

Bristol-Myers (Zaire) Ltd.

Bristol-Myers Award Superannuation Pty. Ltd.

Bristol-Myers Barceloneta, Inc.

Bristol-Myers Company (2001) Limited

Bristol-Myers K.K.

Bristol-Myers Lion Ltd.

Bristol-Myers Middle East S.A.L.

Bristol-Myers Nederland Inc.

Bristol-Myers Oncology Therapeutic Network, Inc.

Bristol-Myers Overseas Corporation

Bristol-Myers Overseas Corporation (Guam Branch)

Bristol-Myers Pakistan (Pvt.) Limited

Bristol-Myers Squibb (France)

Bristol-Myers Squibb (China) Investment Co., Ltd.

Bristol-Myers Squibb (Hong Kong) Limited

Bristol-Myers Squibb (Israel) Ltd.

Bristol-Myers Squibb (Malaysia) Sendirian Berhad

Bristol-Myers Squibb (N.Z.) Limited

Bristol-Myers Squibb (Phil.) Inc.

Bristol-Myers Squibb (Proprietary) Limited

Bristol-Myers Squibb (Russia)

Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.

Bristol-Myers Squibb (Singapore) Pte. Limited

Bristol-Myers Squibb (Taiwan) Ltd.

Bristol-Myers Squibb (Thailand) Ltd.

Bristol-Myers Squibb (West Indies) Ltd.

Bristol-Myers Squibb Aktiebolag

Bristol-Myers Squibb Antilles Holdings N.V.

Bristol-Myers Squibb Argentina S. R. L.

Bristol-Myers Squibb Asia/Pacific, Inc. (Singapore - Branch)

Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH

Bristol-Myers Squibb Australia Pty. Ltd.

Bristol-Myers Squibb B.V.

Bristol-Myers Squibb Barceloneta Holdings, L.L.C.

Bristol-Myers Squibb Belgium SPRL

Bristol-Myers Squibb Biologics Company

Bristol-Myers Squibb Bulgaria EOOD

Bristol-Myers Squibb Business Services Limited

Bristol-Myers Squibb Canada Co.

Bristol-Myers Squibb Caribbean Company

Bristol-Myers Squibb Caribbean Holdings, L.L.C.

Bristol-Myers Squibb Cayman Ltd.

Bristol-Myers Squibb Company

Bristol-Myers Squibb Controladora de Mexico, S. de R. L. de C.V.

Bristol-Myers Squibb de Colombia Ltda.

Bristol-Myers Squibb de Costa Rica Limitada

Bristol-Myers Squibb de Guatemala Limitada

Bristol-Myers Squibb de Mexico, S de R.L. de C.V.

Bristol-Myers Squibb de Venezuela SCA

Bristol-Myers Squibb Delta Company

Bristol-Myers Squibb Delta Holdings, L.L.C.

Bristol-Myers Squibb Denmark Filial of Bristol-Myers Squibb AB

Bristol-Myers Squibb Dominicana, S.A.

Bristol-Myers Squibb E.P E.

Bristol-Myers Squibb Ecuador S.R.L.

Bristol-Myers Squibb Eesti Aktsiaselts

Bristol-Myers Squibb Employee E-Store, Inc.

Bristol-Myers Squibb Europa PLC

Bristol-Myers Squibb Europe GIE

Bristol-Myers Squibb Europe Strategic Sourcing

Bristol-Myers Squibb Export GmbH

Bristol-Myers Squibb Export S.A. (Slovak Republic)

Bristol-Myers Squibb Farmaceutica Portuguesa Limitada

Bristol-Myers Squibb Finance Company

Bristol-Myers Squibb Finance Limited

Bristol-Myers Squibb Foreign Sales Corporation

Bristol-Myers Squibb G.m.b.H.

Bristol-Myers Squibb Ges. m.b.H.

Bristol-Myers Squibb Global Properties Ltd.

Bristol-Myers Squibb GmbH (Switzerland)

Bristol-Myers Squibb Holding Germany GmbH & Co. KG

Bristol-Myers Squibb Holding Germany Verwaltungs Gmbh

Bristol-Myers Squibb Holdings 2002 Limited

Bristol-Myers Squibb Holdings B.V.

Bristol-Myers Squibb Holdings Ireland Limited

Bristol-Myers Squibb Holdings Limited

Bristol-Myers Squibb Holdings Limited (Ireland - Branch)

Bristol-Myers Squibb Holdings Limited (Kenya - Branch)

Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company

Bristol-Myers Squibb Hungary Kft.

Bristol-Myers Squibb Hungary Pharmaceutical Trading Ltd.

Bristol-Myers Squibb Ilaclari Limited Sirketi

Bristol-Myers Squibb Ilaclari, Inc.

Bristol-Myers Squibb Ilaclari, Inc. (Turkey - Branch)

Bristol-Myers Squibb Inlandsbeteiligungs Holding GmbH

Bristol-Myers Squibb International Company

Bristol-Myers Squibb International Corporation

Bristol-Myers Squibb International Corporation (Belgium - Branch)

Bristol-Myers Squibb International Corporation (Egypt - Branch)

Bristol-Myers Squibb International Corporation (Spain - Branch)

Bristol-Myers Squibb International Holdings Ireland Limited

Bristol-Myers Squibb International Insurance Company

Bristol-Myers Squibb International Limited

Bristol-Myers Squibb International S.r.L.

Bristol-Myers Squibb Investco, Inc.

Bristol-Myers Squibb Ireland Finance Company

Bristol-Myers Squibb Italia Finance SRL

Bristol-Myers Squibb Korea Ltd.

Bristol-Myers Squibb Laboratories Company

Bristol-Myers Squibb Luxembourg International S.C.A.

Bristol-Myers Squibb Luxembourg S.a.r.l.

Bristol-Myers Squibb Manufacturing

Bristol-Myers Squibb Manufacturing Company

Bristol-Myers Squibb Manufacturing Holdings, Inc.

Bristol-Myers Squibb MEA GmbH

Bristol-Myers Squibb MEA GmbH (Saudia Arabia-Branch)

Bristol-Myers Squibb MEA GmbH (Egypt - Branch)

Bristol-Myers Squibb Medical Imaging, Inc.

Bristol-Myers Squibb Norway Ltd.

Bristol-Myers Squibb Pakistan (Pvt.) Ltd.

Bristol-Myers Squibb Peru S.A.

Bristol-Myers Squibb Pharma (UK) Limited

Bristol-Myers Squibb Pharma Belgium SPRL

Bristol-Myers Squibb Pharma Company

Bristol-Myers Squibb Pharma France SAS

Bristol-Myers Squibb Pharma Holding Company, LLC

Bristol-Myers Squibb Pharma Italia S.r.l.

Bristol-Myers Squibb Pharma Ventures Corporation

Bristol-Myers Squibb Pharmaceuticals Limited (England)

Bristol-Myers Squibb Pharmaceuticals Limited (Ireland)

Bristol-Myers Squibb Polska Sp. z o.o.

Bristol-Myers Squibb Products S.A.

Bristol-Myers Squibb Puerto Rico, Inc.

Bristol-Myers Squibb Radiopharmaceuticals, Inc.

Bristol-Myers Squibb Research Foundation Africa

Bristol-Myers Squibb S.r.l.

Bristol-Myers Squibb Sankyo Pharmaceuticals Co., Ltd.

Bristol-Myers Squibb Sanofi-Synthelabo Partnership

Bristol-Myers Squibb Securitization L.P.

Bristol-Myers Squibb Service Ltd.

Bristol-Myers Squibb Services Sp. z o.o.

Bristol-Myers Squibb Sp. z o.o.

Bristol-Myers Squibb spol. s r.o.

Bristol-Myers Squibb Superannuation Plan Pty. Ltd.

Bristol-Myers Squibb Trustees Ltd.

Bristol-Myers Squibb UPSA

Bristol-Myers Squibb UPSA Tunisie

Bristol-Myers Squibb Y.K.

Bristol-Myers Squibb Zentrum uer Forschung und Fortbildung Im Gesundheitswesen G.m.b.H.

Bristol-Myers Squibb, S.L.

Cancer Research, Inc.

CJG Partners, L.P.

Clairol (China) Ltd.

Compania Bristol-Myers Squibb de Centro America (El Salvador Branch)

Compania Bristol-Myers Squibb de Centro America (Honduras Branch)

Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch)

Compania Bristol-Myers Squibb de Centro America (Panama Branch)

ConvaTec Limited

ConvaTec Praha spol. s r.o.

CONVATEC SAS

Convatec Vertriebs G.m.b.H.

Convatec, S.L.

Convatec-Produtos Medicos, Limitada

E. R Squibb & Sons Pharmaceutical Trading Ltd.

E. R. Squibb & Sons (Andes) L.L.C.

E. R. Squibb & Sons de Venezuela SCA

E. R. Squibb & Sons Inter-American (Chile - Branch)

E. R. Squibb & Sons Inter-American Corporation

E. R. Squibb & Sons Inter-American Corporation (Colombia - Branch)

E. R. Squibb & Sons Inter-American Corporation (Puerto Rico - Branch)

E. R. Squibb & Sons Kft.

E. R. Squibb & Sons Limited

E. R. Squibb & Sons, L.L.C.

Elektrochemische Ges.Hirschfelde G.m.b.H.

ESS Partners, L.P.

EWI Corporation

Grove Insurance Company Ltd.

Grove Products (Far East) Limited

Grove Products (Far East) Limited (India - Branch)

Heyden Farmaceutica Portugesa Limitada

Iris Acquisition Corp.

JG Partners, L.P.

Laboratoires Convatec S.A.

Laboratoires UPSA, SAS

Lawrence Laboratories

Linson Investments Limited

Linson Pharma Co.

Little Sycamore Limited

Mead Johnson & Company

Mead Johnson (Guangzhou) Ltd.

Mead Johnson (Manufacturing) Jamaica Limited

Mead Johnson (Thailand) Ltd.

Mead Johnson AEBE

Mead Johnson B.V.

Mead Johnson de Mexico, S. de R.L. de C.V.

Mead Johnson Farmaceutica Limitada

Mead Johnson International Limited (Argentine - Branch)

Mead Johnson International Limited (Canada)

Mead Johnson International Limited (Colombia - Branch)

Mead Johnson Jamaica Ltd.

Mead Johnson K.K.

Mead Johnson Limited

Mead Johnson Nutritional GmbH

Mead Johnson Properties, L.L.C.

MEC Subsidiary Corporation

Medical Engineering Corporation

Monarch Crown Corporation

NOVACARE Limited

O.o.o. Bristol-Myers Squibb

O.o.o. Bristol-Myers Squibb Manufacturing

Oncogen Limited Partnership

Oncology Therapeutics Network Corporation

Oncology Therapeutics Network Joint Venture, L.P.

OTN Funding Corp.

OTN Parent Corp.

Oy Bristol-Myers Squibb (Finland) AB

P. T. Bristol-Myers Squibb Indonesia Tbk

Pharmavit Praha spol. s r.o.

PRB Partners, L.P.

Princeton Pharmaceutical Products, Inc.

Princeton Pharmaceuticals, S.L.

Princeton-Produtos Farmaceuticos, LDA

PT Mead Johnson Indonesia

Recherche et Propriete Industrielle

Route 22 Real Estate Holding Corporation

Salorpharma G.m.b.H.

Sanofi Pharma Bristol-Myers Squibb SNC

Schuppert Meubelen Holten B.V.

Sino-American Shanghai Squibb Pharmaceuticals Limited

Societe Francaise de Complements Alimentaires(S.O.F.C.A.)

SOLER SCI

Sphinx Holdings Company, Inc.

Squibb (Far East) Limited (Taiwan - Branch)

Squibb (Nigeria) Limited

Squibb (Thailand) Limited

Squibb Development Limited

Squibb Farmaceutica Portuguesa, Limitada

Squibb Manufacturing, Inc.

Squibb Middle East S.A. (Egypt - Branch)

Squibb Middle East S.A. (Jordan - Branch)

Squibb Middle East S.A. (Panama)

Squibb Overseas Investments, Inc.

Squibb Pacific Limited

Squibb Pharma G.m.b.H.

Squibb Properties, Inc.

Squibb Surgicare Limited

Squibb-von Heyden G.m.b.H.

Swords Holdings I, L.L.C.

Swords Holdings II, L.L.C.

Swords Laboratories

T S V Corporation

Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.

UPSA CONSEIL

UPSA Generiques

UPSA S.r.l

UPSAMEDICA GmbH.(SWITZERLAND)

UPSAMEDICA, S.L. (Spain)

Von Heyden Pharma G.m.b.H.

Wallingford Research, Inc.

Westwood-Intrafin, S.A.

Westwood-Squibb Holdings, Inc.

Westwood-Squibb Pharmaceuticals, Inc.